NEWS RELEASE
Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

Exhibit 99.1

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2013

THIRD QUARTER EARNINGS

•	Net Income of $5.5 million for 2013 third quarter, up slightly from $5.4 million in the 2012 third quarter
•	Net Interest Margin of 3.84%, up from 3.80% for the third quarter of 2012
•	Average loans increased $28.0 million, up 1.8% from the 2013 second quarter
•	Provision for loan losses of $476,000, down from $705,000 in the 2012 third quarter

DEFIANCE, OHIO (October 28, 2013) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the third quarter ended September 30, 2013 totaled $5.5 million, or $0.54 per diluted common share, compared to $5.4 million or $0.54 per diluted common share for the quarter ended September 30, 2012.

“We are very pleased to report another quarter of solid earnings results, especially considering the significant reduction in mortgage banking activity due to higher mortgage rates during the quarter,” said William J. Small, Chairman, President and CEO of First Defiance Financial Corp. “Our core lines of business are performing steadily as we face many challenges within our industry and a tentative economy.”

Credit Quality

Non-performing loans totaled $30.5 million at September 30, 2013, a decrease from $37.8 million at September 30, 2012. In addition, First Defiance had $5.5 million of real estate owned at September 30, 2013 compared to $2.8 million at September 30, 2012. Accruing troubled debt restructured loans were $28.0 million at September 30, 2013 compared with $4.3 million at September 30, 2012. For the third quarter of 2013, First Defiance recorded net charge-offs of $782,000, down from $804,000 in the third quarter of 2012 and up slightly from $637,000 in the second quarter of 2013. The allowance for loan loss as a percentage of total loans was 1.66% at September 30, 2013 compared with 1.74% at September 30, 2012.

The third quarter results include expense for provision for loan losses of $476,000, compared with $705,000 for the same period in 2012 and $448,000 in the second quarter of 2013.

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“Credit quality remained stable during the quarter, reflecting the progress we achieved a year ago,” said Small. “Our provision expense has benefitted from the sustained improvement.”

Net Interest Income

Net interest income of $17.2 million in the third quarter of 2013 was flat with the third quarter of 2012. The net interest margin increased to 3.84% in the third quarter of 2013 compared with 3.80% in the third quarter of 2012 and 3.82% in the second quarter of 2013. Yield on interest earning assets declined by 24 basis points, to 4.20% in the third quarter of 2013 from 4.44% in the third quarter of 2012. The cost of interest-bearing liabilities decreased by 31 basis points in the third quarter of 2013 to 0.46% from 0.77% in the third quarter of 2012.

“We are pleased with the stability we have seen in our net interest margin in this very challenging rate environment,” said Small. “We are focused on our pricing strategy throughout this persistent low rate environment.”

Non-Interest Income

First Defiance’s non-interest income for the third quarter of 2013 was $7.3 million compared with $7.8 million in the third quarter of 2012. Mortgage banking income decreased to $1.8 million in the third quarter of 2013, down from $2.2 million in the third quarter of 2012. Gains from the sale of mortgage loans decreased in the third quarter of 2013 to $894,000 from $2.9 million in the third quarter of 2012. Mortgage loan servicing revenue was $901,000 in the third quarter of 2013, up from $824,000 in the third quarter of 2012. The Company had a positive change in the valuation adjustment in mortgage servicing assets (“MSR”) of $480,000 in the third quarter of 2013 compared with a negative adjustment of $600,000 in the third quarter of 2012. The MSR positive valuation adjustment is a reflection of the increase in fair value of certain sectors of the Company’s portfolio of MSRs. The increase was driven by an increase in market rates in the quarter which also contributed to lower amortization of servicing rights.

Service fees and other charges were $2.6 million in the third quarter of 2013, down from $2.8 million in the third quarter of 2012.

Income from the sale of insurance and investment products increased to $2.2 million in the third quarter of 2013, from $2.0 million in the third quarter of 2012.

“We saw a reduction in the overall mortgage banking activity during the quarter driven by a steady decline in refinance activity,” continued Mr. Small. “We expect mortgage volume to be moderate to soft due to the volatility in the rate environment and the uncertain economic climate. It is encouraging to see purchase activity increase as a percentage of the overall housing market and we hope this momentum continues but that will not be enough to offset the decline in the refinance activity.”

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Non-Interest Expenses

Total non-interest expense was $16.0 million in the third quarter of 2013, a decrease from $16.5 million in the third quarter of 2012.

Compensation and benefits increased to $8.7 million in the third quarter of 2013 compared to $8.2 million in the third quarter of 2012. The increase in compensation and benefits is mainly related to merit increases from a year ago and increase in medical insurance costs. FDIC insurance costs decreased to $326,000 in the third quarter of 2013 from $691,000 in the third quarter of 2012 due to the improvement in the Company’s risk category late in the first quarter of 2013. Data processing cost increased to $1.3 million in the third quarter of 2013 from $1.1 million in the third quarter of 2012. Credit, collection and real estate owned costs were $579,000 in the third quarter of 2013 compared to $452,000 in the same period of 2012. Other non-interest expense was $3.1 million in the third quarter of 2013, a decrease of $170,000 with the third quarter of 2012. The third quarter of 2013 included a net reversal of accrued secondary market buy-back losses of $95,000 compared to $115,000 in losses recorded in the third quarter 2012.

Year-To-Date Results

For the nine month period ended September 30, 2013, net interest income totaled $50.6 million, compared with $51.6 million in the first nine months of 2012. Average interest-earning assets decreased to $1.821 billion in the first nine months of 2013, compared to $1.878 billion in the first nine months of 2012. Net interest margin for the first nine months of 2013 was 3.82%, up 4 basis points from the 3.78% margin reported in the nine month period ended September 30, 2012.

The provision for loan losses in the first nine months of 2013 was $1.3 million, compared to $8.3 million recorded during the first nine months of 2012.

Non-interest income for the first nine months of 2013 was $24.1 million, compared to $24.2 million during the same period of 2012. Service fees and other charges were $7.5 million for the first nine months of 2013, down from $8.1 million during the same period of 2012. Mortgage banking income increased to $7.1 million for the first nine months of 2013, compared with $6.9 million during the same period of 2012. Insurance and investment sales revenues increased to $7.5 million for the first nine months of 2013, compared with $6.7 million during the same period of 2012 mainly due to increases in contingent commission of $436,000 in 2013. Non-interest income for the first nine months of 2013 included $97,000 of gain on the sale of securities compared with $528,000 during the same period of 2012.

Non-interest expense increased to $48.9 million for the first nine months of 2013 from $48.2 million during the same period of 2012. Compensation and benefits expense was $26.0 million for the first nine months of 2013 compared with $24.8 million during the same period of 2012 primarily due to merit increases from a year ago, higher incentive expenses and an increase in medical insurance costs. Credit, collection and real estate owned costs have increased $44,000 for the first nine months of 2013 compared to the same period of 2012 and secondary market buy-back losses have increased $359,000 for the first nine months of 2013 from the same period of 2012.

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Total Assets at $2.06 Billion

Total assets at September 30, 2013 were $2.06 billion, compared to $2.05 billion at December 31, 2012 and $2.06 billion at September 30, 2012. Net loans receivable (excluding loans held for sale) were $1.54 billion at September 30, 2013, compared to $1.50 billion at December 31, 2012 and $1.49 billion at September 30, 2012. Total cash and cash equivalents were $127.6 million at September 30, 2013 compared with $136.8 million at December 31, 2012 and $92.4 million at September 30, 2012. Also, at September 30, 2013, goodwill and other intangible assets totaled $65.3 million compared to $66.3 million at December 31, 2012 and $66.6 million at September 30, 2012.

Total deposits at September 30, 2013 were $1.66 billion compared with $1.67 billion at December 31, 2012 and $1.61 billion at September 30, 2012. Non-interest bearing deposits at September 30, 2013 were $300.9 million compared to $315.1 million at December 31, 2012 and $271.3 million at September 30, 2012. Total stockholders’ equity was $269.4 million at September 30, 2013 compared to $258.1 million at December 31, 2012 and $255.1 million at September 30, 2012.

Dividend to be Paid November 18

The Board of Directors declared a quarterly cash dividend of $0.10 per common share payable November 18, 2013 to shareholders of record at the close of business on November 11, 2013. The dividend represents an annual dividend of 1.52 percent based on First Defiance common stock closing price on October 25, 2013. First Defiance has approximately 9,784,737 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, October 29, 2013 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-888-317-6016. A live webcast may be accessed at http://services.choruscall.com/links/fdef131029.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until January 28, 2014 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 32 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

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Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	September 30,	December 31,	September 30,
(in thousands)	2013	2012	2012

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$42,629	$45,832	$32,406
Interest-bearing deposits	85,000	91,000	60,000
	127,629	136,832	92,406
Securities
Available-for sale, carried at fair value	184,119	194,101	269,098
Held-to-maturity, carried at amortized cost	407	508	585
	184,526	194,609	269,683

Loans	1,561,279	1,525,257	1,512,132
Allowance for loan losses	(25,964)	(26,711)	(26,310)
Loans, net	1,535,315	1,498,546	1,485,822
Loans held for sale	13,391	22,064	12,201
Mortgage servicing rights	9,182	7,833	7,752
Accrued interest receivable	6,425	5,594	6,819
Federal Home Loan Bank stock	19,350	20,655	20,655
Bank Owned Life Insurance	42,504	41,832	41,591
Office properties and equipment	39,066	39,663	40,324
Real estate and other assets held for sale	5,518	3,805	2,843
Goodwill	61,525	61,525	61,525
Core deposit and other intangibles	3,793	4,738	5,083
Deferred taxes	2,253	78	-
Other assets	7,953	9,174	8,968
Total Assets	$2,058,430	$2,046,948	$2,055,672

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$300,891	$315,132	$271,305
Interest-bearing deposits	1,357,601	1,352,340	1,338,045
Total deposits	1,658,492	1,667,472	1,609,350
Advances from Federal Home Loan Bank	22,761	12,796	81,807
Notes payable and other interest-bearing liabilities	50,822	51,702	51,991
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,752	1,473	971
Deferred taxes	-	-	1,479
Other liabilities	19,161	19,294	18,855
Total liabilities	1,789,071	1,788,820	1,800,536
Stockholders’ Equity
Preferred stock	-	-	-
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,257	136,046	136,138
Accumulated other comprehensive income	282	4,274	5,863
Retained earnings	178,181	164,103	159,433
Treasury stock, at cost	(46,366)	(47,300)	(47,303)
Total stockholders’ equity	269,359	258,128	255,136
Total Liabilities and Stockholders’ Equity	$2,058,430	$2,046,948	$2,055,672

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest Income:
Loans	$17,197	$18,000	$51,040	$54,847
Investment securities	1,390	1,842	4,199	5,619
Interest-bearing deposits	44	43	174	249
FHLB stock dividends	205	213	631	656
Total interest income	18,836	20,098	56,044	61,371
Interest Expense:
Deposits	1,356	1,909	4,514	6,394
FHLB advances and other	116	759	298	2,260
Subordinated debentures	150	172	452	813
Notes Payable	58	83	178	284
Total interest expense	1,680	2,923	5,442	9,751
Net interest income	17,156	17,175	50,602	51,620
Provision for loan losses	476	705	1,349	8,306
Net interest income after provision for loan losses	16,680	16,470	49,253	43,314
Non-interest Income:
Service fees and other charges	2,605	2,790	7,539	8,148
Mortgage banking income	1,846	2,220	7,119	6,924
Gain on sale of non-mortgage loans	35	8	52	50
Gain on sale of securities	-	103	97	528
Insurance and investment sales commissions	2,225	1,952	7,538	6,679
Trust income	196	147	545	470
Income from Bank Owned Life Insurance	212	244	672	683
Other non-interest income	170	316	535	712
Total Non-interest Income	7,289	7,780	24,097	24,194
Non-interest Expense:
Compensation and benefits	8,718	8,245	25,991	24,760
Occupancy	1,739	2,170	5,087	5,718
FDIC insurance premium	326	691	1,257	2,031
State franchise tax	580	623	1,837	1,649
Data processing	1,318	1,140	3,812	3,477
Amortization of intangibles	296	344	945	1,068
Other non-interest expense	3,068	3,237	9,987	9,538
Total Non-interest Expense	16,045	16,450	48,916	48,241
Income before income taxes	7,924	7,800	24,434	19,267
Income taxes	2,445	2,366	7,286	5,759
Net Income	$5,479	$5,434	$17,148	$13,508

Dividends Accrued on Preferred Shares	-	(3)	-	(900)
Accretion on Preferred Shares	-	(8)	-	(359)
Redemption of Preferred Shares	-	-	-	642

Net Income Applicable to Common Shares	$5,479	$5,423	$17,148	$12,891

Earnings per common share:
Basic	$0.56	$0.56	$1.76	$1.33
Diluted	$0.54	$0.54	$1.69	$1.29

Average Shares Outstanding:
Basic	9,780	9,729	9,763	9,728
Diluted	10,212	10,000	10,160	9,993

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Financial Summary and Comparison
First Defiance Financial Corp.	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2013	2012	% change	2013	2012	% change
Summary of Operations

Tax-equivalent interest income (1)	$19,242	$20,525	(6.3)%	$57,270	$62,605	(8.5)%
Interest expense	1,680	2,923	(42.5)	5,442	9,751	(44.2)
Tax-equivalent net interest income (1)	17,562	17,602	(0.2)	51,828	52,854	(1.9)
Provision for loan losses	476	705	(32.5)	1,349	8,306	(83.8)
Tax-equivalent NII after provision for loan loss (1)	17,086	16,897	1.1	50,479	44,548	13.3
Investment Securities gains	-	103	(100.0)	97	528	(81.6)
Impairment losses on securities	-	-	-	-	-	-
Non-interest income (excluding securities gains/losses)	7,289	7,677	(5.1)	24,000	23,666	1.4
Non-interest expense	16,045	16,450	(2.5)	48,916	48,241	1.4
Income taxes	2,445	2,366	3.3	7,286	5,759	26.5
Net Income	5,479	5,434	0.8	17,148	13,508	26.9
Dividends Declared on Preferred Shares	-	(3)	(100.0)	-	(900)	(100.0)
Accretion on Preferred Shares	-	(8)	(100.0)	-	(359)	(100.0)
Redemption on Preferred Shares	-	-	-	-	642	NM
Net Income Applicable to Common Shares	5,479	5,423	1.0	17,148	12,891	33.0
Tax equivalent adjustment (1)	406	427	(4.9)	1,226	1,234	(0.6)
At Period End
Assets	2,058,430	2,055,672	0.1
Earning assets	1,863,546	1,874,671	(0.6)
Loans	1,561,279	1,512,132	3.3
Allowance for loan losses	25,964	26,310	(1.3)
Deposits	1,658,492	1,609,350	3.1
Stockholders’ equity	269,359	255,136	5.6
Average Balances
Assets	2,026,277	2,047,139	(1.0)	2,028,297	2,076,772	(2.3)
Earning assets	1,816,626	1,849,715	(1.8)	1,820,565	1,878,032	(3.1)
Loans	1,548,718	1,481,995	4.5	1,523,216	1,467,038	3.8
Deposits and interest-bearing liabilities	1,741,850	1,774,312	(1.8)	1,744,342	1,785,353	(2.3)
Deposits	1,632,712	1,605,749	1.7	1,642,754	1,615,039	1.7
Stockholders’ equity	265,488	251,592	5.5	263,135	270,824	(2.8)
Stockholders’ equity / assets	13.10%	12.29%	6.6	12.97%	13.04%	(0.5)
Per Common Share Data
Net Income
Basic	$0.56	$0.56	-	$1.76	$1.33	32.3
Diluted	0.54	0.54	-	1.69	1.29	31.0
Dividends	0.10	0.05	100.0	0.30	0.15	100.0
Market Value:
High	$28.46	$18.06	57.6	$28.46	$18.06	57.6
Low	22.49	15.80	42.3	18.42	14.41	27.8
Close	23.39	17.26	35.5	23.39	17.26	35.5
Common Book Value	27.44	26.13	5.0	27.44	26.13	5.0
Tangible Common Book Value	20.76	19.29	7.6	20.76	19.29	7.6
Shares outstanding, end of period (000)	9,785	9,729	0.6	9,776	9,729	0.5
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.84%	3.80%	0.8	3.82%	3.78%	1.1
Return on average assets	1.07%	1.06%	1.6	1.13%	0.87%	30.1
Return on average equity	8.19%	8.59%	(4.7)	8.71%	6.66%	30.8
Efficiency ratio (2)	64.56%	65.07%	(0.8)	64.51%	63.04%	2.3
Effective tax rate	30.86%	30.33%	1.7	29.82%	29.89%	(0.2)
Dividend payout ratio (basic)	17.86%	8.93%	100.0	17.05%	11.28%	51.1

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2013	2012	2013	2012

Gain from sale of mortgage loans	$894	$2,888	$4,960	$7,890
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	901	824	2,646	2,499
Amortization of mortgage servicing rights	(429)	(892)	(1,752)	(2,610)
Mortgage servicing rights valuation adjustments	480	(600)	1,265	(855)
	952	(668)	2,159	(966)
Total revenue from sale and servicing of mortgage loans	$1,846	$2,220	$7,119	$6,924

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Yield Analysis
First Defiance Financial Corp.
	Three Months Ended September 30,
	(dollars in thousands)
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,548,718	$17,214	4.41%	$1,481,995	$18,024	4.84%
Securities	184,413	1,779	3.83%	274,327	2,245	3.37%
Interest Bearing Deposits	64,142	44	0.27%	72,738	43	0.24%
FHLB stock	19,353	205	4.20%	20,655	213	4.10%
Total interest-earning assets	1,816,626	19,242	4.20%	1,849,715	20,525	4.44%
Non-interest-earning assets	209,651			197,424
Total assets	$2,026,277			$2,047,139
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,330,467	$1,356	0.40%	$1,339,333	$1,909	0.57%
FHLB advances and other	21,003	116	2.19%	81,812	759	3.69%
Subordinated debentures	36,130	150	1.65%	36,141	172	1.89%
Notes payable	52,005	58	0.44%	50,610	83	0.65%
Total interest-bearing liabilities	1,439,605	1,680	0.46%	1,507,896	2,923	0.77%
Non-interest bearing deposits	302,245	-	-	266,416	-	-
Total including non-interest-bearing demand deposits	1,741,850	1,680	0.38%	1,774,312	2,923	0.66%
Other non-interest-bearing liabilities	18,939			21,235
Total liabilities	1,760,789			1,795,547
Stockholders' equity	265,488			251,592
Total liabilities and stockholders' equity	$2,026,277			$2,047,139
Net interest income; interest rate spread		$17,562	3.74%		$17,602	3.67%
Net interest margin (3)			3.84%			3.80%
Average interest-earning assets to average interest bearing liabilities			126%			123%

	Nine Months Ended September 30,
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,523,216	$51,092	4.48%	$1,467,038	$54,925	5.00%
Securities	192,309	5,373	3.74%	261,628	6,775	3.58%
Interest Bearing Deposits	85,483	174	0.27%	128,711	249	0.26%
FHLB stock	19,557	631	4.31%	20,655	656	4.24%
Total interest-earning assets	1,820,565	57,270	4.21%	1,878,032	62,605	4.45%
Non-interest-earning assets	207,732			198,740
Total assets	$2,028,297			$2,076,772
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,343,564	$4,514	0.45%	$1,357,499	$6,394	0.63%
FHLB advances and other	16,078	298	2.48%	81,823	2,260	3.69%
Subordinated debentures	36,134	452	1.67%	36,179	813	3.00%
Notes payable	49,376	178	0.48%	52,312	284	0.73%
Total interest-bearing liabilities	1,445,152	5,442	0.50%	1,527,813	9,751	0.85%
Non-interest bearing deposits	299,190	-	-	257,540	-	-
Total including non-interest-bearing demand deposits	1,744,342	5,442	0.42%	1,785,353	9,751	0.73%
Other non-interest-bearing liabilities	20,820			20,595
Total liabilities	1,765,162			1,805,948
Stockholders' equity	263,135			270,824
Total liabilities and stockholders' equity	$2,028,297			$2,076,772
Net interest income; interest rate spread		$51,828	3.70%		$52,854	3.60%
Net interest margin (3)			3.82%			3.78%
Average interest-earning assets to average interest bearing liabilities			126%			123%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012
Summary of Operations
Tax-equivalent interest income (1)	$19,242	$19,143	$18,885	$19,993	$20,525
Interest expense	1,680	1,814	1,949	2,186	2,923
Tax-equivalent net interest income (1)	17,562	17,329	16,936	17,807	17,602
Provision for loan losses	476	448	425	2,618	705
Tax-equivalent NII after provision for loan losses (1)	17,086	16,881	16,511	15,189	16,897
Investment securities gains, net of impairment	-	44	53	1,606	103
Non-interest income (excluding securities gains/losses)	7,289	7,804	8,909	8,574	7,677
Non-interest expense	16,045	15,674	17,199	17,538	16,450
Income taxes	2,445	2,535	2,306	2,253	2,366
Net income	5,479	6,109	5,559	5,157	5,434
Dividends Declared on Preferred Shares	-	-	-	-	(3)
Accretion on Preferred Shares	-	-	-	-	(8)
Redemption on Preferred Shares	-	-	-	-	-
Net Income Applicable to Common Shares	5,479	6,109	5,559	5,157	5,423
Tax equivalent adjustment (1)	406	411	409	421	427
At Period End
Total assets	$2,058,430	$2,066,216	$2,039,411	$2,046,948	$2,055,672
Earning assets	1,863,546	1,873,351	1,858,747	1,853,585	1,874,671
Loans	1,561,279	1,562,666	1,507,008	1,525,257	1,512,132
Allowance for loan losses	25,964	26,270	26,459	26,711	26,310
Deposits	1,658,492	1,635,708	1,656,348	1,667,472	1,609,350
Stockholders’ equity	269,359	264,497	262,643	258,128	255,136
Stockholders’ equity / assets	13.09%	12.80%	12.88%	12.61%	12.41%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,026,277	$2,030,707	$2,027,906	$2,023,890	$2,047,139
Earning assets	1,816,626	1,825,730	1,823,089	1,815,263	1,849,715
Loans	1,548,718	1,520,708	1,500,222	1,509,611	1,481,995
Deposits and interest-bearing liabilities	1,741,850	1,745,084	1,746,092	1,744,274	1,774,312
Deposits	1,632,712	1,644,777	1,650,772	1,633,432	1,605,749
Stockholders’ equity	265,488	264,293	259,625	256,304	251,592
Stockholders’ equity / assets	13.10%	13.01%	12.80%	12.66%	12.29%
Per Common Share Data
Net Income:
Basic	$0.56	$0.63	$0.57	$0.53	$0.56
Diluted	0.54	0.60	0.55	0.52	0.54
Dividends	0.10	0.10	0.10	0.05	0.05
Market Value:
High	$28.46	$23.75	$23.75	$19.38	$18.06
Low	22.49	20.80	18.42	15.75	15.80
Close	23.39	22.55	23.32	19.19	17.26
Common Book Value	27.44	26.97	26.80	26.44	26.13
Shares outstanding, end of period (in thousands)	9,785	9,776	9,766	9,729	9,729
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.84%	3.82%	3.78%	3.92%	3.80%
Return on average assets	1.07%	1.21%	1.11%	1.01%	1.06%
Return on average equity	8.19%	9.27%	8.68%	8.00%	8.59%
Efficiency ratio (2)	64.56%	62.36%	66.55%	66.48%	65.07%
Effective tax rate	30.86%	29.33%	29.32%	30.40%	30.33%
Common dividend payout ratio (basic)	17.86%	15.87%	17.54%	9.43%	8.93%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012
Loan Portfolio Composition
One to four family residential real estate	$191,984	$196,802	$197,675	$200,826	$210,053
Construction	59,567	41,519	33,398	37,788	31,428
Commercial real estate	821,115	820,412	802,098	797,385	792,351
Commercial	386,160	396,158	365,551	383,817	365,510
Consumer finance	16,659	16,817	15,549	15,936	16,785
Home equity and improvement	105,727	106,570	106,524	108,718	111,563
Total loans	1,581,212	1,578,278	1,520,795	1,544,470	1,527,690
Less:
Loans in process	19,189	14,876	13,084	18,478	14,831
Deferred loan origination fees	744	736	703	735	727
Allowance for loan loss	25,964	26,270	26,459	26,711	26,310
Net Loans	$1,535,315	$1,536,396	$1,480,549	$1,498,546	$1,485,822

Allowance for loan loss activity
Beginning allowance	$26,270	$26,459	$26,711	$26,310	$26,409
Provision for loan losses	476	448	425	2,618	705
Credit loss charge-offs:
One to four family residential real estate	78	184	206	976	217
Commercial real estate	829	283	266	593	780
Commercial	39	316	205	541	355
Consumer finance	33	8	46	59	19
Home equity and improvement	170	170	272	497	203
Total charge-offs	1,149	961	995	2,666	1,574
Total recoveries	367	324	318	449	770
Net charge-offs (recoveries)	782	637	677	2,217	804
Ending allowance	$25,964	$26,270	$26,459	$26,711	$26,310

Credit Quality
Total non-performing loans (1)	$30,512	$28,650	$35,283	$32,570	$37,803
Real estate owned (REO)	5,518	6,546	4,313	3,805	2,843
Total non-performing assets (2)	$36,030	$35,196	$39,596	$36,375	$40,646
Net charge-offs	782	637	677	2,217	804

Restructured loans, accruing (3)	28,010	28,732	27,981	28,203	4,305

Allowance for loan losses / loans	1.66%	1.68%	1.76%	1.75%	1.74%
Allowance for loan losses / non-performing assets	72.06%	74.64%	66.82%	73.43%	64.73%
Allowance for loan losses / non-performing loans	85.09%	91.69%	74.99%	82.01%	69.60%
Non-performing assets / loans plus REO	2.30%	2.24%	2.62%	2.38%	2.68%
Non-performing assets / total assets	1.75%	1.70%	1.94%	1.78%	1.98%
Net charge-offs / average loans (annualized)	0.20%	0.17%	0.18%	0.59%	0.22%

Deposit Balances
Non-interest-bearing demand deposits	$300,891	$301,742	$291,765	$315,132	$271,305
Interest-bearing demand deposits and money market	681,987	659,249	681,061	664,857	636,510
Savings deposits	182,271	182,784	177,336	166,945	166,155
Retail time deposits less than $100,000	318,317	321,422	330,870	342,472	356,369
Retail time deposits greater than $100,000	175,026	168,573	173,379	176,029	176,725
National/Brokered time deposits	-	1,938	1,937	2,037	2,286
Total deposits	$1,658,492	$1,635,708	$1,656,348	$1,667,472	$1,609,350

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

September 30, 2013
One to four family residential real estate	$191,984	$188,065	$760	$3,159
Construction	59,567	59,567	-
Commercial real estate	821,115	802,115	574	18,426
Commercial	386,160	377,116	295	8,749
Consumer finance	16,659	16,616	43
Home equity and improvement	105,727	103,997	1,552	178
Total loans	$1,581,212	$1,547,476	$3,224	$30,512

December 31, 2012
One to four family residential real estate	$200,826	$195,188	$2,036	$3,602
Construction	37,788	37,788	-	-
Commercial real estate	797,385	773,170	1,125	23,090
Commercial	383,817	376,548	1,608	5,661
Consumer finance	15,936	15,701	235	-
Home equity and improvement	108,718	106,002	2,499	217
Total loans	$1,544,470	$1,504,397	$7,503	$32,570

September 30, 2012
One to four family residential real estate	$210,053	$202,073	$2,196	$5,784
Construction	31,428	31,428	-	-
Commercial real estate	792,351	765,611	1,749	24,991
Commercial	365,510	358,452	388	6,670
Consumer finance	16,785	16,653	117	15
Home equity and improvement	111,563	109,556	1,664	343
Total loans	$1,527,690	$1,483,773	$6,114	$37,803

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